[Clark, Schaefer, Hackett & Co. Letterhead]









                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement No. 33-38176 on Form S-8 pertaining to Amcast Industrial Corporation 401(k) Salary Deferral Plan of our report dated May 20, 2004 with respect to the financial statements and schedule of Amcast Industrial Corporation 401(k) Salary Deferral Plan included in this annual report on Form 11-K for the year ended December 31, 2003.


/S/ CLARK, SCHAEFER, HACKETT & CO.


Dayton, Ohio
May 20, 2004